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                                                                    Exhibit 99.4

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


Aegean Sea Inc.
4991 Corporate Drive
Huntsville, Alabama 35805

    In accordance with Rule 438 under the Securities Act of 1933, I hereby consent to being named as a person about to become a director of Aegean Sea Inc. (the "Company") in the Company's Registration Statement on Form S-4 and any amendments thereto.


                                                      /s/ John R. Cooper
                                                   -------------------------
                                                        John R. Cooper


Date: March 27, 2000